UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: September 30, 2015
(Date of earliest event reported)

Forbes Energy Services Ltd.
(Exact Name of Registrant as Specified in Its Charter)

Texas	001-35281	98-0581100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3000 South Business Highway 281 Alice, Texas		78332
(Address of Principal Executive Offices)		(Zip Code)

(361) 664-0549

(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer
of Listing
On September 30, 2015, the Company received a letter, or the Notification Letter, from The NASDAQ Stock Market LLC, or the NASDAQ, stating that the Company’s common stock for the last 30 consecutive business days had closed below the minimum $1.00 per share requirement for continued listing on The NASDAQ Global Market under NASDAQ Listing Rule 5450(a)(1), or the Minimum Bid Price Requirement. The notification of noncompliance has no immediate effect on the listing or trading of the Company’s common stock on the NASDAQ Global Market.
The Notification Letter states that the Company will be afforded 180 calendar days, or until March 28, 2016, to regain compliance with the Minimum Bid Price Requirement. In accordance with NASDAQ Listing Rule 5810(c)(3)(A), the Company can regain compliance if the closing bid price of the Company’s common stock is at least $1.00 for a minimum of ten consecutive business days, and that if the Company’s common stock regains compliance with the Minimum Bid Price Requirement for continued listing, the NASDAQ staff will provide the Company with written notification that the Company has achieved compliance with the Minimum Bid Price Requirement for continued listing and the matter will be closed. The Notification Letter also states that if the Company chooses to implement a reverse stock split to achieve compliance, the Company must complete such reverse stock split no later than ten business days prior to March 28, 2016.
If the Company does not achieve compliance with the Minimum Bid Price Requirement by March 28, 2016, the Company may be eligible for an additional 180 calendar day compliance period if it elects to transfer to the Nasdaq Capital Market. To qualify, the Company will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market, with the exception of the bid price requirement, and will need to provide written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary. However, if the NASDAQ staff concludes that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible, the NASDAQ staff will notify the Company that its securities will be subject to delisting. In the event of such notification, the Company may appeal the NASDAQ staff’s determination to delist its securities, but there can be no assurance the NASDAQ staff will grant the Company’s request for continued listing.
The Company intends to monitor its common stock’s closing bid price and may, if appropriate, consider implementing available options to regain compliance with the Minimum Bid Price Requirement under the NASDAQ Listing Rules.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Forbes Energy Services Ltd.

Date: October 2, 2015            By: /s/ L. Melvin Cooper
             L. Melvin Cooper
             Senior Vice President and Chief Financial Officer